Exhibit 10.37

                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT dated as of ______________, between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and ________ (the "Optionee").

                              Preliminary Statement

                  Pursuant to the Company's 1995 Stock Option Plan for Nonmanagement Employees (the "Plan"), and the authority delegated to him by the Board of Directors, on ________________, the Company's Chief Executive Officer (the "Authorized Officer") granted to the Optionee an option to purchase _________ shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to the Plan and the terms and conditions set forth herein.

                  Accordingly, the parties hereto agree as follows:

                  1. Grant of Option. Subject to the Plan and the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase from the Company up to ______________ shares of Common Stock (the "Shares") at a price per share of $______. The number of shares to which this Option pertains and the price per share at which this Option may be exercised are subject to adjustment in accordance with the provisions of the Plan.

                  2. Plan Governs Terms of Option. The Option is subject in all respects to the terms and conditions of the Plan.

                  3. Type of Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

                  4. Time of Exercise of Option. This Option may be exercised as to not more than _______ of the Shares at any time after ___________________, as to not more than __________ of the Shares at any time after ______________ and all the Shares at any time after ____________ unless this Option has been terminated in accordance with the provisions of Paragraph 5.

                  5. Termination of Option. This Option shall immediately terminate after _______________, or upon the earlier termination of the Optionee's employment with the Company (including, for this purpose, any subsidiary of the Company), except that if the date of such termination is after ______________, the Optionee's right to exercise the unexercised portion of this Option shall continue to be exercisable but only as to the number of Shares as to which it would otherwise have been exercisable for __ months after the date of such termination (but in no event later than _____________). The Optionee's right to exercise any portion of this Option after termination of the Optionee's employment with the Company shall be subject to the satisfaction of the conditions precedent that the Optionee not take any action adversely affecting the Company.

                  6. Manner of Exercise. This Option may be exercised by the delivery to the Company of a written notice signed by the Optionee in the form of Exhibit A hereto, together with either (i) full payment of the purchase price therefor in cash or by certified check payable to the order of the Company or
(ii) irrevocable instructions to a broker designated or approved by the Company to sell Shares issuable upon exercise of this Option and promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes. As provided in the Plan, the Optionee may be required to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to delivering to Optionee any shares purchased upon exercise of this Option. This Option may not be exercised with respect to a fractional share.

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                  7. Restriction on Transfer. This Option may not be assigned or transferred except by will or the law of descent and distribution and during the Optionee's lifetime may be exercised only by Optionee.

                  8. Notice. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

                           Data Systems & Software Inc.
                           200 Route 17
                           Mahwah, New Jersey  07340
                           Attention:  Secretary

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        DATA SYSTEMS & SOFTWARE INC.

                                        By
                                           -------------------------------------
                                           Name:  George Morgenstern
                                           Title: President and CEO

---------------
Optionee


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

                       EXHIBIT A TO STOCK OPTION AGREEMENT

                              OPTION EXERCISE FORM

DATA SYSTEMS & SOFTWARE INC.
200 ROUTE 17
MAHWAH, NJ  07430

Gentlemen:

                  I hereby exercise the following portion of the stock option that has heretofore been granted to me as follows:

                  Date of grant________________________

                  Exercise price per share $________________________

                  Number of shares underlying option grant______________________

                  Number of shares underlying option held_______________________

                  Number of shares for which option being exercised hereby______

                  In connection with this exercise [check one]:

                  _____ I enclose my check in the amount of $______________

                  _____ I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes.

                  I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.


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Optionee (Signature)                              Social Security Number

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Please print name

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Date                                              Address